EXHIBIT 4.01 TO THE ANNUAL REPORT ON FORM 10-K OF

NANO MASK, INC. FOR THE YEAR ENDED DECEMBER 31, 2011

SPECIMEN STOCK CERTIFICATE

CUSIP NO. ________

NUMBER	NANO MASK INC	SHARES
XXX		XXX

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED COMMON STOCK: 100,000,000 SHARES PAR VALUE $0.001

THIS CERTIFIES THAT __________________________________

IS THE RECORD HOLDER OF ____________________________

Shares of Nano Mask, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

President	CORPORATE SEAL

Countersigned:

American Registrar & Transfer Co.

P.O. Box 1798

Salt Lake City, Utah 84110